SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14C INFORMATION
                    Information Statement Pursuant to Section
                  14(c) of the Securities Exchange Act of 1934


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                          Commission File No. 000-30294


                               DIALOG GROUP, INC.
                               -------------------
                (Name of Registrant as Specified in its Charter)

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                                Dialog Group, Inc

                             ----------------------

                            Notice of Special Meeting

                   2:00 O'clock PM, Thursday December 14, 2006

                      ------------------------------------

      Please take notice that a Special Meeting of the holders of the Common Stock and the Class B and B-1, and Class E Preferred Stock of Dialog Group, Inc, (the "Company") shall be held at the Offices of the Company 257 Park Avenue South, 12th Floor New York, New York 10010 at two o'clock, PM on the 14th day of December 2006 to consider all of the following:

      1. Authorize the sale of most of the Company's Assets

      2. Any other business as may properly come before the meeting.

      No proxies will be solicited by the Company's management in connection with this meeting.

                                    Respectfully submitted,

                                    Mark Alan Siegel
                                    Secretary of the Company

                               Dialog Group, Inc.

                             ----------------------

                              INFORMATION STATEMENT
                         Special Meeting of Stockholders
                          to be held December 14, 2006

                      ------------------------------------

This Information Statement is furnished by Dialog Group, Inc. (the "Company") in connection with the Company's Special Meeting of Stockholders to be held on December 14, 2006 at 2:00 P.M. at the Company's offices, 257 Park Avenue South (Twelfth Floor Conference Room), New York, New York. This Information Statement was first mailed to holders of Class B and B-1, and Class E Preferred and Common Stock on or about December 1, 2006. The mailing address of the Company's executive office is 257 Park Avenue South, New York, NY 10010. The telephone number is 212.254.1917.

Outstanding Voting Securities and Voting Rights

The Board of Directors fixed the close of business on November 2nd, 2006 as the record date for determining the stockholders eligible to vote at the meeting. As of the record date, the Company had outstanding 49,332 and 256,526 shares, respectively of its B and B-1 Preferred Stock, 99.5 shares of its Class E Preferred Stock, and 1,984,646* shares of its Common Stock. The holder of each share of the Class B and B-1 Preferred Stock is entitled to one vote per share. The holder of each share of Class E Preferred Stock is entitled to 10,000 votes. The holder of each share of Common Stock is entitled to one vote per share.

You may vote your shares either by attending the meeting or submitting a written consent in lieu of a meeting indicating how you cast your vote on any question scheduled to come before the Special Meeting. The Company will not provide any consent form to you. Any written consent you may submit is solely for your convenience and may not appoint or authorize anyone to vote on your behalf. This is not a solicitation to send a proxy appointing anyone to vote on your behalf, which will not be accepted if submitted.

The number of shares held by investors who are present or who have submitted a written consent will determine the presence of a quorum. A quorum consists of a majority of the votes entitled to be cast at the meeting. For this special meeting, a quorum requires participation by the holders of approximately 1,552,000 votes. No business can be conducted in the absence of a quorum.


                      We Are Not Asking You for a Proxy and
                    You are Requested Not To Send Us a Proxy

----------
* Does not include approximately 1,214 shares to which creditors are entitled under the Plan of Reorganization which have not been claimed.

                            Introduction and Summary

      The purpose of this Special Meeting is to approve the sale of all of the Company's working assets to an unrelated company for One Million Nine Hundred Thousand Dollars. The Board of Directors has unanimously approved this sale.

      o     The Purchase Price is $1,900,000.
      o All of the Company's working assets, including its equipment, intangibles, work in progress, telephone numbers and web addresses, intellectual property and trade names.
      o     The Company will be relieved of its lease obligations.
      o     The Company will retain its accounts receivable.
      o The Company will be barred for three years from employing any of its current employees or contractors used in the current business.
      o The company will use the proceeds of the sale for the following purposes: >> $200,000 to pay off the bridge loan.
            >>    $551,000 to pay an existing secured creditor.
            >>    $186,000 to settle bank overdrafts
            >>    $553,000 to settle past due salary, payroll taxes, and
                  retirement contributions.
            >>    $85,000 to refund a deposit from another potential purchaser.
            >>    $172,000 to pay past due rent and credit cards
            >>    $144,000 to pay a litigation settlement

The balance of the funds will be used for general corporate overhead while the Company seeks new acquisitions.

General

      Dialog Group, Inc. (DGI) is a publicly traded corporation (OTCBB:DLGO), headquartered at 257 Park Avenue South, Suite 1201, New York, New York 10010, with an office in Sunrise, Florida. DGI provides a suite of technology and database solutions and services that enable marketers to advertise, generate leads, and manage customers. DGI is an original compiler and distributor of proprietary and licensed data products and online and off-line marketing services as well as a creative services support.

      DGI has two operating segments, Data Services, including Online Services and Communications Services. Data Services (New York and Sunrise) offers its customers Data, Data Compiling, Appending and Verification, List Management, Broker and Direct Client services. Communications Services (New York) offers its clients Creative, Strategy, Customer Relationship Management, Website Development, and Account Services.

Agenda Item 1 Approval of Sale to Dialog Marketing Services

      On August 31, 2006, Dialog Group, Inc (the "DGI") entered into an agreement with Dialog Marketing Services, Inc. a subsidiary of Redi-Direct Marketing, Inc. a privately held information services company. The agreement provides for the sale of substantially all of DGI's operating assets for a cash purchase price of $1,900,000. DGI would retain its financial assets, including its receivables, and would be relieved of the liability for its office and equipment leases. The agreement provides a breakup fee of $150,000 to be paid by the DGI if the sale is not consummated for any reason.

      Dialog Marketing Services' parent, Redi-Direct Marketing, has been a supplier of mailing service to Dialog Group for several years. Prior to the execution of the acquisition agreement, however, there was no material relationship between either party and the other or the other's affiliates and there had been no prior transactions or negotiations between the parties, other than normal business contacts concerning mailing services and data transaction.

      During April of 2006, the Company's CEO, Peter DeCrescenzo, asked Redi-Direct', owner Mr. Tom Buckley, if he or his company was interested in making a strategic investment in Dialog Group. Mr. Buckley, after some review, indicated that while he was not interesting in investing in Dialog Group his company would be willing to purchase Dialog's assets for cash. A merger or other corporate acquisition was ruled out because of Dialog's substantial working capital and equity deficits. Discussions continued throughout May, June and early July 2006, while Mr. DeCrescenzo continued to seek other sources of funding. Price negotiations between Mr. DeCrescenzo and Mr. Buckley reached the figure of $1,900,000 cash in mid July and a term sheet was received from Redi-Direct on July 17, 2006. The term sheet was forward to Dialog Groups Board of Directs and legal consul for review that day. Revised term sheet was forward to Board on July 20, 2006 and approved by the Board of Directors on July 21, 2006 for signature; at that time lawyers were consulted and papers drafted. All terms were agreed to by the end of August 2006 and the agreement was signed.

      No regulatory approvals are necessary. No reports, opinions, or appraisals were requested or received from any outside party in connection with this transaction. The outside directors, as well as management, relied on their experience in evaluating the purchase price. Included in their review were the facts that the purchase price substantially exceeds the book value of the assets to be sold, represents an amount in excess of the Company's market capitalization, and that no other purchasers or investors offered anything for the business, despite many months of efforts to raise needed capital.

      Dialog Group, Inc. (DGI) is a publicly traded corporation (OTCBB:DLGO), headquartered at 257 Park Avenue South, Suite 1201, New York, New York 10010, with an office in Sunrise, Florida. DGI provides a suite of technology and database solutions and services that enable marketers to advertise, generate leads, and manage customers. DGI is an original compiler and distributor of proprietary and licensed data products and online and off-line marketing services. The following unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the completed sale of assets.

      Also, on August 31, 2006, Dialog Marketing Services lent DGI $200,000. The note bears interest at the annual rate of eight percent and, after December 1, 2006, is payable on demand. The debt is secured by the pledge of the Company's assets, including its databases. This loan will be paid off at the closing of the asset sale.

      The affirmative vote or consent of the holders of more than half of the votes cast by all outstanding shares of stock is necessary for the approval of this amendment. As there are a total of about 3, 103,000 potential votes, about 1,552,000 will be needed to approve the proposed sale. The directors, who own, directly or indirectly, shares casting approximately 1,123,000 votes, and Cindy Lanzendoen, Mark Alan Siegel, Andreja Fah, Edward Fleiss, Howard Reiss, and Sherri Eisenpress who collectively control, directly or indirectly, almost 539,000 votes have informed the Company that they intend to vote in the affirmative.

      The board of directors has reviewed this proposed sale, and all the directors recommend it to the shareholders as in the best interests of the Company.

      No Dissenter's Rights

      Under the Delaware General Corporation Law, stockholders are not entitled to dissenter's rights with respect to the sale of the assets, and Dialog Group's documents do not independently provide stockholders with any such right.

Interest of Related Parties in this Transaction

      After the conclusion of this transaction, the Company will continue to have over 300 shareholders and its common stock will continue to be traded on the NASD's over the counter bulletin board.

      As a condition of closing, the Purchaser has required that two officers and directors, Peter V. DeCrescenzo and Vincent DeCrescenzo, Sr., the Chief Executive Officer and the Chief Financial Officer respectively, sign employment agreements with the Purchaser. The levels of compensation provided in the agreements is less than the amounts provided in their present employment agreements.

      Peter DeCrescenzo's contract extends through March of 2009 and provides for a base compensation of $150,000 per year with increases eventually reaching $250,000 if the executive performs successfully for the Purchaser. The agreement also provides for bonuses of up to $75,000 for successful performance as defined in the agreement. In addition, if certain sales and results targets are met, Mr. DeCrescenzo could receive an equity interest of up to 10% of the Purchaser. He would have no interest in the Purchaser's parent.

      Vincent DeCrescenzo Sr.'s agreement is identical except that the salary commences at $95,000 and does not provide for increases or bonuses. In addition, the maximum amount that he may receive in Purchaser equity is two and one-half percent. He would have no interest in the Purchaser's parent.

            UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA OF
                               DIALOG GROUP, INC.

      The following unaudited pro forma condensed consolidated balance sheet as of June 30, 2006 and the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2005 and the six months ended June 30, 2006 are derived from the historical financial statements of the DGI as of and for the six months ended June 30, 2006 and for the year ended December 31, 2005. The assumptions, estimates and adjustments herein have been made solely for purposes of developing these pro forma financial statements.

      The unaudited pro forma condensed consolidated balance sheet gives effect to the sale of assets as if it had occurred on June 30, 2006. The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2006 gives effect to the sale of assets as if it had occurred on January 1, 2006. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2005 gives effect to the sale of assets as if it had occurred on January 1, 2005.

      The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical audited financial statements and related notes of the DGI and its "Plan of Operation" contained in the DGI's Form 10-KSB/A filed on July 28, 2006. The unaudited pro forma condensed consolidated financial statements are not intended to represent or be indicative of the results of operations or financial condition of the DGI that would have been reported had the asset sale been completed as of the dates presented, and should not be construed as representative of the future results of operations or financial condition after the asset sale.

                                                   Dialog Group, Inc.
                                     Proforma Condensed Consolidated Balance Sheet
                                                       Unaudited

                                                                                                            Pro Forma
                                                                     June 30,          Pro Forma             June 30,
                                                                       2006            Adjustments             2006
                                                                   -------------      -----------------------------------
                              ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                           $       -     a       200,000            $ 366,040
                                                                                    d     1,900,000
                                                                                    e    (1,733,960)
  Accounts receivable (net)                                             357,226                                  357,226
  Notes receivable, current portion                                      43,703                                   43,703
  Prepaid expenses and other current assets                              68,205     f       (68,205)                   -
                                                                   -------------                          ---------------
     Total current assets                                               469,134                                  766,969
                                                                   -------------                          ---------------

PROPERTY AND EQUIPMENT, NET                                              22,086     d       (22,086)                   -
                                                                   -------------                          ---------------

OTHER ASSETS:
  Data assets (net)                                                     226,062     d      (226,062)                   -
  Website (net)                                                          39,917     d       (39,917)                   -
  Security deposits                                                      55,080     d       (55,080)                   -
  Notes receivable (net)                                                111,297                                  111,297
                                                                   -------------                          ---------------
    Total other assets                                                  432,356                                  111,297
                                                                   -------------                          ---------------

TOTAL ASSETS                                                          $ 923,576                                $ 878,266
                                                                   =============                          ===============


               LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Cash overdraft                                                      $ 186,311     e      (186,311)                 $ -
  Accounts payable                                                    1,357,493     e      (171,858)           1,185,635
  Accrued expenses                                                    1,139,173     e      (552,689)             586,484
  Deferred revenue                                                      243,827                                  243,827
  Due to officer                                                         73,102     e       (73,102)                   -
  Pearl Street Holdings convertible note - related party              1,105,000                                1,105,000
  Current notes and loans payable                                       265,688     a       200,000               46,219
                                                                                    e      (219,469)
                                                                                    e      (200,000)
  Convertible notes - related parties                                   244,045                                  244,045
  Other current liabilities                                              47,300                                   47,300
                                                                   -------------                          ---------------
     Total current liabilities                                        4,661,939                                3,458,510
                                                                   -------------                          ---------------

LONG TERM DEBT
  Convertible debentures                                                479,778                                  479,778
  Loan payable - Commadore                                              330,531     e      (330,531)                   -
                                                                   -------------                          ---------------
     Total long term debt                                               810,309                                  479,778
                                                                   -------------                          ---------------

STOCKHOLDERS' DEFICIENCY:
  Preferred stock, $.001 par value; 1,500,000 authorized                    306                                      306
       Class B, 305,858 shares issued and outstanding
       Class E, 200 shares authorized,
         99.5  shares issued and outstanding
  Common stock, $.001 par value, 200,000,000 shares authorized;         198,483                                  198,483
      198,482,755 shares issued and outstanding
  Additional paid-in-capital                                          8,022,757                                8,022,757
  Accumulated deficit                                               (12,770,218)    d     1,556,855          (11,281,568)
                                                                                    f       (68,205)
                                                                   -------------                          ---------------
Total stockholders' deficiency                                       (4,548,672)                              (3,060,022)
                                                                   -------------                          ---------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                        $ 923,576                                $ 878,266
                                                                   =============                          ===============

                                                  Dialog Group, Inc.
                               Proforma Condensed Consolidated Statement of Operations
                                                     (Unaudited)

                                                                                                          Pro Forma
                                                              Year ended                                 Year ended
                                                             December 31,          Pro Forma            December 31,
                                                                  2005             Adjustments               2005
                                                            ----------------      -------------------------------------
REVENUES                                                        $ 6,722,703     h     (6,722,703)        $           -

COST OF REVENUES                                                  3,150,128     h     (3,150,128)                    -
                                                            ----------------                           ----------------

GROSS PROFIT                                                      3,572,575                                          -

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                      5,169,803     h     (2,167,508)            3,002,295
                                                            ----------------                           ----------------


LOSS FROM OPERATIONS                                             (1,597,228)                                (3,002,295)
                                                            ----------------                           ----------------

OTHER INCOME (EXPENSES):

   Interest expense                                                (274,634)    c         (8,000)             (222,634)
                                                                                h         60,000
   Other expense                                                     (8,816)                                    (8,816)
   Gain on sale of assets                                                 -     d      1,077,876             1,077,876
                                                            ----------------                           ----------------

      Total Other Income (Expenses)                                (283,450)                                   846,426
                                                            ----------------                           ----------------

LOSS FROM CONTINUING OPERATIONS                                  (1,880,678)                                (2,155,869)
                                                            ----------------                           ----------------

INACTIVE AND DISCONTINUED OPERATIONS
   Income (Loss) from inactive operations                              (290)                                      (290)
   Income (loss) from operations of discontinued operations        (637,804)                                  (637,804)
   Gain on disposal of discontinued operations                      736,815                                    736,815
                                                            ----------------                           ----------------
      Total Gain from discontinued operations                        98,721                                     98,721
                                                            ----------------                           ----------------

NET LOSS                                                       $ (1,781,957)                              $ (2,057,148)
                                                            ================                           ================

LOSS PER SHARE, BASIC AND DILUTED ON NET LOSS
FROM CONTINUING OPERATIONS                                         $ (0.013)                                  $ (0.014)
                                                            ================                           ================

LOSS PER SHARE ON DISCONTINUED OPERATIONS, BASIC AND DILUTED       $ 0.001                                    $ 0.001
                                                                   ========                                   =======

NET LOSS PER SHARE, BASIC AND DILUTED                              $ (0.012)                                  $ (0.013)
                                                                   =========                                  =========

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING,
BASIC AND DILUTED                                               149,782,653                                149,782,653
                                                            ================                           ================

                                                    Dialog Group, Inc.
                                 Proforma Condensed Consolidated Statement of Operations
                                                       (Unaudited)

                                                                                                              Pro Forma
                                                                 Six Months                                  Six Months
                                                               Ended June 30,         Pro Forma            Ended June 30,
                                                                    2006              Adjustments               2006
                                                             -------------------     ----------------      ----------------
REVENUES                                                             $1,902,353    g      (1,902,353)                    -

COST OF REVENUES                                                        641,987    g        (641,987)                    -
                                                             -------------------                           ----------------

GROSS PROFIT                                                          1,260,366                                          -

OPERATING EXPENSES
  Selling, general and administrative expenses                        1,827,859    g        (791,570)            1,036,289
                                                             -------------------                           ----------------

LOSS FROM OPERATIONS                                                   (567,493)                                (1,036,289)

OTHER INCOME (EXPENSES)
  Interest income                                                         9,938                                      9,938
  Interest expense                                                     (157,606)   b          (4,000)             (131,606)
                                                                                   g          30,000
  Gain on sale of assets                                                      -    d       1,320,841             1,320,841
                                                             -------------------                           ----------------

Net Other Income (Expenses)                                            (147,668)                                 1,199,173
                                                             -------------------                           ----------------

(LOSS) INCOME FROM CONTINUING OPERATIONS                               (715,161)                                   162,884

INACTIVE & DISCONTINUED OPERATIONS
  Income from discontinued operations                                   210,894                                    210,894
                                                             -------------------                           ----------------
NET (LOSS) INCOME                                                    $ (504,267)                                 $ 373,778
                                                             ===================                           ================

(LOSS)/EARNINGS/ PER SHARE, BASIC AND DILUTED ON NET (LOSS)/INCOME
FROM CONTINUING OPERATIONS                                              ($0.002)                                    $0.002

EARNINGS PER SHARE ON DISCONTINUED OPERATIONS, BASIC AND DILUTED         $0.001                                     $0.001
                                                             -------------------                           ----------------

NET (LOSS)/EARNINGS PER SHARE, BASIC AND DILUTED                        ($0.001)                                    $0.003
                                                             ===================                           ================

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING,
BASIC AND DILUTED                                                   198,482,755                                198,482,755
                                                             ===================                           ================

  NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA OF DIALOG
                                  GROUP, INC.

Note 1. Basis of presentation

      On August 31, 2006, Dialog Group, Inc (the "DGI") entered into an agreement with Dialog Marketing Services, Inc. a subsidiary of Redi-Direct Marketing, Inc. a privately held information services company. The agreement provides for the sale of substantially all of DGI's operating assets for a cash purchase price of $1,900,000. DGI would retain its financial assets, including its receivables, and would be relieved of the liability for its office and equipment leases. The agreement provides a breakup fee of $150,000 to be paid by the DGI if the sale is not consummated for any reason. Prior to the execution of the agreement, there was no material relationship between either party and the other or the other's affiliates. Dialog Group, Inc. (DGI) is a publicly traded corporation (OTCBB:DLGO), headquartered at 257 Park Avenue South, Suite 1201, New York, New York 10010, with an office in Sunrise, Florida. DGI provides a suite of technology and database solutions and services that enable marketers to advertise, generate leads, and manage customers. DGI is an original compiler and distributor of proprietary and licensed data products and online and off-line marketing services. The following unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the completed sale of assets.

      Also, on August 31, 2006, Dialog Marketing Services has lent the DGI $200,000. The note bears interest at the annual rate of eight percent and, after December 1, 2006, is payable on demand. The debt is secured by the pledge of the Company's assets, including its databases.

      The following unaudited pro forma condensed consolidated balance sheet as of June 30, 2006 and the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2005 and the six months ended June 30, 2006 are derived from the historical financial statements of the DGI as of and for the six months ended June 30, 2006 and for the year ended December 31, 2005. The assumptions, estimates and adjustments herein have been made solely for purposes of developing these pro forma financial statements.

      The unaudited pro forma condensed consolidated balance sheet gives effect to the sale of assets as if it had occurred on June 30, 2006. The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2006 gives effect to the sale of assets as if it had occurred on January 1, 2006. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2005 gives effect to the sale of assets as if it had occurred on January 1, 2005.

      The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical audited financial statements and related notes of the DGI and its "Plan of Operation" contained in the DGI's Form 10-KSB/A filed on July 28, 2006. The unaudited pro forma condensed consolidated financial statements are not intended to represent or be indicative of the results of operations or financial condition of the DGI that would have been reported had the asset sale been completed as of the dates presented, and should not be construed as representative of the future results of operations or financial condition after the asset sale.

Note 2. Pro forma adjustments

Pro forma adjustments are necessary to adjust amounts to reflect the sale of assets and the resultant use of proceeds.

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

A - to reflect loan of $200,000 from Dialog Marketing Services
B - to reflect interest at 8% on the loan (six months)
C - to reflect interest at 8% on the loan (annual)
D - to reflect the sale of certain assets to Dialog Marketing Services for $1,900,000 in cash
E - to reflect the use of proceeds to pay-off certain obligations identified by management to be paid off with the proceeds
F - to reflect the immediate recognition of prepaid expenses upon the sale of the operating assets and related discontinuance of operations
G - to reflect the removal of all operations related to the sale of the assets (six months)
H - to reflect the removal of all operations related to the sale of the assets (annual)

Control Persons and their Holdings

      On the record date, Peter V. DeCrescenzo, President, Chief Executive Officer, and a Director of the Company, controlled, directly or indirectly, 103,795 shares Class B-1 Preferred Stock, constituting about 40% of the outstanding Class B-1 Preferred Shares (about 34% of all Class B preferred shares as a group), 24 shares of the outstanding Class E Preferred Stock, constituting about 24 % of the outstanding Class E Shares, and 608,184 shares of Common Stock, constituting about 31 % of the outstanding Common Shares. In the aggregate, Mr. DeCrescenzo holds about 29.8% of the total voting shares. Mr. DeCrescenzo has informed the Company that he intends to vote his shares in favor of the proposed sale.

      In April 2005, Pearl Street Holdings plc, an English company controlled by Stephen Dean and Vince Nicholls lent Dialog Group $550,000 and purchased $555,000 of the Company's Convertible Notes from the Griffin Crossover Fund, LLC. These shares are convertible into 1,105,000 shares of common stock. Pearl could own, after conversion of all its notes, almost 35.8% of the Dialog Group common stock, representing about 33.0% of the total voting shares. At that time, Pearl, and its directors and officers, Stephen Dean and Vince Nichols, would be included in the control group of Dialog Group. Pearl has the right to elect a Pearl designee so long as Pearl Street Holdings owns or can obtain on exercise of instruments already owned at least twenty-five percent of the fully diluted common stock of Dialog Group. Pearl declined to designate a successor to John Hand, its original designee. Mr. Hand had served as a director from August 11, 2005 to February 9, 2006.

      On March 22, a group of five investors associated with Midtown Partners & Co. LLC purchased convertible debentures with an aggregate initial principal of $278,778. The debentures mature in 2008 and bear interest at the rate of 12% per annum; it is payable monthly in cash. The principal and any unpaid interest is convertible, at the holders election, into common stock at the rate of one share of common stock for each $1.00 or principal or interest converted.

      In addition, the investors received warrants to purchase a total of 83,933 for $1.00 per share. The warrants are exercisable immediately and expire on the tenth anniversary of their issue. In addition, they provide for cashless exercise.

      In connection with this transaction, the investment banking firm of Midtown Partners & Co. LLC received an investment banking fee of $ 27,778 plus a $2,000 non-accountable expense allowance. In addition, as additional compensation, the Company issued identical ten-year warrants to purchase 50,090 shares of common stock for $1.00 per share.

      If all the debentures and warrants were converted or exercised, the Midtown group would own a total of up to about 400,000 shares, about 17% of the then outstanding common shares and about 9% of all the voting shares. If all the convertible securities now outstanding were to be converted, the Midtown group would own about 9 percent of the equity securities. Thus, depending on the circumstances under which the debentures are converted and the warrants exercised, the Midtown group might join the present control group.

      On March 24, 2006 Peter DeCrescenzo, the company's president agreed that he would convert $100,000 of and past due 2005 and 2006 accrued salary and unpaid vacation pay and part of the Company's debt to him into convertible debentures on the same terms as the Midtown Partners investors. In addition, on the same day, Vincent DeCrescenzo, Sr. the company's executive vice president agreed that he would convert $100,000 of past due 2005 and 2006 accrued salary and unpaid vacation pay into convertible debentures on the same terms as the Midtown Partners investors. However, no compensation was paid with respect to these transactions. This transaction was consummated on May 1, 2006

Common Stock Ownership by Directors and Executive Officers

      The following table sets forth information, as of September 11, 2006, with respect to the beneficial ownership of the Company's Common Stock by (a) the present executive officers and directors and nominees for Director of the Company and (b) the present directors and officers of the Company as a group. Peter DeCrescenzo and Vincent DeCrescenzo, Sr. are the Company's only executive officers. Unless otherwise noted, the shares are owned directly or indirectly with sole voting and investment power. All numbers reflect the 100 into one consolidation of the Company's common stock effective September 18, 2006

     ========================================================================

     Name and Address of Beneficial Owner  Amount and Nature    Percent of
                                             of Beneficial       Class (1)
                                             Ownership (1)
     ------------------------------------------------------------------------
     Peter V. DeCrescenzo,
     President and a Director                 1,219,702(2)        23.1%
     257 Park Avenue South
     New York, NY 10010
     ------------------------------------------------------------------------
     Vincent DeCrescenzo,
     Executive Vice-President and a             375,335(3)         7.1%
     Director
     257 Park Avenue South
     New York, NY 10010
     ------------------------------------------------------------------------
     Adrian Stecyk, a Director
     17 State Street                             31,890(4)          * %
     New York, New York 10021
     ------------------------------------------------------------------------
     Richard P. Kundrat, a Director
     39 Flaming Arrow Road                       25,118(5)          * %
     Mahwah, New Jersey 07430
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     All present officers and directors       1,652,245(6)        31.2%
      as a group (4 persons)
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            *     Less than one percent

(1) All numbers include, in addition to the 1,984,646 shares outstanding as of the record date, 122,343 shares issuable upon conversion of the Class B and B-1 Preferred Stock, 995,000 shares issuable upon conversion of the Class E Preferred Stock, 1,828,823 shares issuable upon conversion of convertible notes, and 353,215 shares issuable upon exercise of warrants or options but do not reflect approximately 1,214 shares to which creditors are entitled under the Plan of Reorganization which have not been claimed. They are based upon information furnished to the Company by the security holders or obtained from the stock transfer books of the Company. Other than indicated in the notes, the Company has been informed that these persons have sole voting and investment power with respect to their shares. Certain options disclosed hereunder may not have been fully vested as of the date of this report.

(2) This includes 608,184 shares of Common Stock now held by Mr. DeCrescenzo personally and by retirement trusts for him and his spouse, 41,518 shares of Commons Stock issuable upon conversion of 103,795 shares Class B-1 Preferred, 240,000 issuable upon conversion of 24 shares of the Class E Preferred Stock, and 330,000 shares issuable upon the exercise of convertible notes, warrants, and employee stock options.

(3) This includes 152,437 shares of Common Stock now held and 6,648 shares of Common Stock issuable upon conversion of 16,619 shares Class B-1 Preferred, 50,000 issuable upon conversion of 5 shares of the Class E Preferred Stock, and 166,250 shares issuable upon the exercise of convertible notes, warrants, and employee stock options.

(4) Includes 2,390 shares of Common Stock and 29,500 shares issuable upon the exercise of convertible notes and stock options.

(5) Includes 22,118 shares of Common Stock and 3,000 shares issuable upon the exercise of stock options.

(6) This includes 937,564 shares of Common Stock now held and 48,166 shares of Common Stock issuable upon conversion of 120,414 shares Class B-1 Preferred, 290,000 shares issuable upon conversion of 29 shares of the Class E Preferred Stock, and 528,750 shares issuable upon the exercise of convertible notes, warrants, and employee stock options.


Principal Holders of Common Stock.

The following table sets forth information, as of September 11, 2006, with respect to the beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding Common Stock. All numbers reflect the 100 into one consolidation of the Company's common stock effective September 18, 2006

         =======================================================================

           Name and Address of Beneficial    Amount and Nature of   Percent of
                        Owner                Beneficial Ownership   Class (1)
                                                      (1)
         -----------------------------------------------------------------------
         Peter V. DeCrescenzo
         257 Park Avenue South                    1,219,702(2)       23.1%
         New York, NY 10010
         -----------------------------------------------------------------------
         Vincent DeCrescenzo
         257 Park Avenue South                      375,335(3)        7.1%
         New York, NY 10010
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         Cede & Co. (4)
         55 Water Street                            216,614           5.0%
         New York, NY 10004
         -----------------------------------------------------------------------
         Mercury Group plc
         f/k/a Cater Barnard PLC                    137,080(5)        3.1%
         6 Lloyds Avenue
         London EC3N 3AX
         England
         -----------------------------------------------------------------------
         Peter Bordes
         62 White Street, Suite 3E                  139,194(6)        3.2%
         New York, NY 10013
         -----------------------------------------------------------------------

(1) All numbers include, in addition to the 1,984,646 shares outstanding as of the record date, 122,343 shares issuable upon conversion of the Class B and B-1 Preferred Stock, 995,000 shares issuable upon conversion of the Class E Preferred Stock, 1,828,823 shares issuable upon conversion of convertible notes, and 353,215 shares issuable upon exercise of warrants or options but do not reflect approximately 1,214 shares to which creditors are entitled under the Plan of Reorganization which have not been claimed. They are based upon information furnished to the Company by the security holders or obtained from the stock transfer books of the Company. Other than indicated in the notes, the Company has been informed that these persons have sole voting and investment power with respect to their shares. Certain options disclosed hereunder may not have been fully vested as of the date of this report.

(2) This includes 608,184 shares of Common Stock now held by Mr. DeCrescenzo personally and by retirement trusts for him and his spouse, 41,518 shares of Commons Stock issuable upon conversion of 103,795 shares Class B-1 Preferred, 240,000 issuable upon conversion of 24 shares of the Class E Preferred Stock, and 330,000 shares issuable upon the exercise of convertible notes, warrants, and employee stock options.

(3) This includes 152,437 shares of Common Stock now held and 6,648 shares of Common Stock issuable upon conversion of 16,619 shares Class B-1 Preferred, 50,000 issuable upon conversion of 5 shares of the Class E Preferred Stock, and 166,250 shares issuable upon the exercise of convertible notes, warrants, and employee stock options.

(4) Cede & Co, as the nominee of Depository Trust Company, is the record but not the beneficial owner of 216,614 shares of Common Stock.

(5) This includes 137,080 shares held of record, constituting 6.9% of the outstanding Common Stock.

(6) This includes 106,756 shares of Common Stock, constituting 5.4% of the issued and outstanding common, 349 shares of Commons Stock issuable upon conversion of 872 shares Class B-1 Preferred, and 32,000 shares issuable upon the exercise of warrants.


Agenda Item 2 Other Matters

      Management knows of no other matters to be brought before the Special Meeting, but if other matters properly come before the meeting, the votes cast by the Messrs. DeCrescenzo, Ms. Lanzendoen, and Mr. Siegel, whose votes constitute more than a majority of the votes that may be cast by all class of stock as a group, will determine the outcome.

Expenses of Meeting

      The Company will bear the expenses in preparing, printing, and mailing the Information Statement to the stockholders. No proxies will be solicited by the Company's management in connection with this meeting. We are not asking you for a proxy and you are requested not to send us a proxy.

                                    By Order of the Board of Directors,

                                    Mark Alan Siegel
                                    Secretary of the Company

Dated: December 1, 2006